Exhibit 99.3

news release

MEDIA and INVESTOR CONTACTS:

Jeannine Addams

Kristin Wohlleben

J. Addams & Partners, Inc.

404.231.1132 phone

jfaddams@jaddams.com

kwohlleben@jaddams.com

Exide Technologies Files Plan of Reorganization and Disclosure Statement

Milton, Georgia – (November 17 , 2014) – Exide Technologies (OTCQB: XIDEQ, www.exide.com) (“Exide” or the “Company”), a global leader in stored electrical-energy solutions, announced today that it has filed its plan of reorganization (the “Plan”) and disclosure statement with the U.S. Bankruptcy Court for the District of Delaware. The Plan and disclosure statement are consistent with the terms of the Plan Support Agreement (“PSA”) and related plan term sheet into which the Company previously entered on November 4, 2014 with holders of a majority of the principal amount of Exide’s senior secured notes (the “Supporting Noteholders”).

There is substantial support among the Supporting Noteholders for entry into a definitive backstop agreement for the $175 million in new capital contemplated under the Plan, and the Company continues to negotiate the terms of that agreement. Exide also intends to file a motion to seek approval from the Bankruptcy Court regarding the adequacy of information in its disclosure statement during the upcoming weeks so that it may seek confirmation of the Plan consistent with the milestones under the DIP Credit Facility. The Company’s goal is to emerge from Chapter 11 restructuring of its U.S. operations by March 31, 2015.

Bankruptcy Court filings, including the Plan and related disclosure statement, are available at http://www.exiderestructuringinfo.com. Additional details can be found in the Company’s 8-K, to be filed with the U.S. Securities and Exchange Commission, at http://ir.exide.com/sec.cfm. The PSA is included in the Company’s most recent form 8-K, filed on November 5, 2014. Additionally, interested parties may direct questions about Exide’s bankruptcy and its Plan using the following toll-free numbers: 888.985.9831 for U.S. suppliers or 855.291.0287 for all other groups.

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About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world’s largest producers and recyclers of lead-acid batteries. The Company’s global business groups provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications. Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Forward Looking Statement

This press release contains forward-looking statements with respect to our Chapter 11 filing and related matters. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) there can be no assurance that the Company will satisfy the conditions of the PSA or reach a definitive agreement for a plan of reorganization or backstop commitment agreement, (ii) the Company may not obtain the requisite backstop commitments needed to consummate the Plan, or may not obtain them on acceptable terms, (iii) the Company may be unable to develop, prosecute, confirm and consummate the Chapter 11 plan of reorganization, (iv) the risks associated with operating businesses under Chapter 11 protection, (v) the ability of the Company to comply with the terms of the DIP financing facility or obtain the necessary consent from all DIP lenders to an extension of the DIP facility’s maturity date, (vi) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange

Commission and with the U.S. Bankruptcy Court in connection with the Company’s Chapter 11 filing, (vii) the Company may be unable to implement and fund business strategies based on current liquidity, (viii) the Company’s substantial debt and debt service requirements may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (ix) the litigation proceedings to which the Company is subject could have a material adverse effect on the Company and its businesses, (x) competitiveness of the battery markets in the Americas and Europe, (xi) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xii) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xiii) regulatory risks and uncertainties could affect the Company’s businesses or profitability, or (xii) general economic conditions.